E

Exhibit 99.1

Presentation to Investors

April 2012

Legal Notice / Forward–Looking Statements

Forward–Looking Statements

This presentation contains "forward-looking statements" that we believe to be reasonable as of the date of this presentation.  These statements, which include any statement that does not relate strictly to historical facts, use terms such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “target,” “intend,” “plan,” “position,” “predict,” “project,” or “strategy” or the negative connotation or other variations of such terms or other similar terminology.  In particular, statements, express or implied, regarding future results of operations or ability to generate sales, income or cash flow, to make acquisitions, or to finance planned operations are forward-looking statements.  These forward-looking statements are based on management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting NightCulture, Inc. (the “Company” or “NightCulture”) and therefore involve a number of risks and uncertainties, many of which are beyond management’s control.  Although the Company believes that its expectations stated in this presentation are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements.  The factors listed in the “Risk Factors” sections of, as well as any other cautionary language in, the Company’s public filings with the Securities and Exchange Commission, provide examples of risks, uncertainties and events that may cause the Company’s actual results to differ materially from the expectations it describes in its forward-looking statements.  Each forward-looking statement speaks only as of the date of this presentation, and the Company undertakes no obligation to update or revise any forward-looking statement.

This presentation does not constitute an offer of securities.

About NightCulture

Who We Are

▪	NightCulture, Inc. (“NightCulture”) (OTCBB: NGHT), “Concerts That Change Your Life”, is a producer of live concerts and events.
»	Headquartered in Houston, TX, NightCulture is an established promoter/producer of events in Houston, Austin and San Antonio, TX and in Oklahoma City, OK;
»	More than 200 events promoted and produced since 2009;
»	Leader in promotion and production of Electronic Dance Music (“EDM”) events in its geographic markets;
»	Promoter/producer of world class artists, including Tiesto, David Guetta, Deadmau5, Skrillex, Armin van Buuren, Benny Benassi, Kaskade, Infected Mushroom, Afrojack, Above & Beyond, Will.i.am from the Black Eyed Peas, Paul van Dyk, Rusko, Axwell from Swedish House Mafia, Ferry Corsten, Calvin Harris, Flux Pavilion, Gareth Emery, Markus Schulz, ATB, Sasha, John Digweed, Cosmic Gate, Pretty Lights, Paul Oakenfold, Calvin Harris, Carl Cox, Pete Tong, Richie Hawtin, Avicii, Bob Sinclar, Boys Noize, Hernan Cattaneo, Wolfgang Gartner, Bonobo, Deep Dish, plus many many more!

Our Markets

▪	With the decline in album sales and the emergence of online music downloading, NightCulture believes that touring and live performance have become the focal point for revenue generation of artists and musicians and a catalyst for growth in the hosting, promotion and production of live music events.

»	Fragmentation in the sub-mega event promotion, production and venue markets creates unique opportunities for growth through entering underserved markets and consolidation of smaller venue operators and event promoter/producers;

»	The global EDM touring market has grown into a billion-dollar industry, based on the sale of tickets to clubs, concerts and private events for both rock star DJs and smaller “bedroom DJs,” according to Joel Zimmerman, head of the electronic music division at William Morris Endeavor agency.

About NightCulture

Our Operating Strengths

▪	NightCulture has established a proven event production and marketing infrastructure.
»	Established relationships with artist and agents facilitates booking major global artists, especially in the EDM genre;
»	Established relationships with venue owner/operators facilitates booking suitable venues for successful events;
»	Established relationships with customers facilitates low-cost high impact grass roots marketing of events;
»	Established relationships with ticket selling networks, event personnel, equipment providers and other key players facilitates support for successful events; and
»	Track record of producing high attendance, exciting, safe events makes NightCulture a “go to” producer of events for artists and fans, particularly in the EDM genre where NightCulture enjoys a grass-roots cultural knowledge.

Management Objectives

▪	NightCulture’s objective is to grow the scale and scope of its operations to capture economic opportunities that it believes are available with the evolution of the music industry revenue model to a live event model.
»	Grow scope of operations beyond concert operations to add venue operations and festival operations;
»	Grow scope of operations beyond the EDM genre to operate across musical genres;
»	Grow the scale of operations through expansion into new geographic markets and through adding venues in current geographic markets.

Long-Term Vision – “Connecting the Dots…”

Our Growth Roadmap

▪	NightCulture has developed a four year road map – through 2015 – to grow its operations and revenue streams in pursuit of its objectives with 2015 target goals of:
»	Concert operations in 30 geographic markets;
»	Operations of 3 venues; and
»	Operation of 2 annual music festivals.

Concert Operation Targets

▪	NightCulture has developed a tentative schedule for entry into 26 additional geographic markets as follows:

Current	2012	2013	2014	2015
Houston, TX	Baton Rouge, LA	Kansas City, MO	Birmingham, AL	Panama City, FL
Austin, TX	Tulsa, OK	El Paso, TX	Nashville, TN	Denver, CO
San Antonio, TX	San Marcos, TX	McAllen, TX	Atlanta, GA	Indianapolis, IN
Oklahoma City, OK	College Station, TX	Dallas, TX	Charlotte, NC	Mobile, AL
		New Orleans, LA	Phoenix, AZ	Cleveland, OH
		Albuquerque, NM	Charleston, SC	Seattle, WA
		Biloxi, MS	Wichita, KS	Milwaukee, WI
		St. Louis, MO	Memphis, TN	Portland, OR
»	New market penetration is expected to be driven by a combination of tour bulk purchasing and local promoter acquisitions.

Long-Term Vision – “Connecting the Dots…”

Concert Operation Targets (Cont’d)

▪	Historic and target events produced and revenue potential based on the markets targeted through 2015 are as follows:
	2011	2012 (est)	2013 (est)	2014 (est)	2015 (est)
Events	65	95	228	474	712
Revenue	$441,767	$1,626,884	$4,113,605	$7,741,736	$12,345,260
»	Event targets reflect (i) historic data regarding, and projected growth in, the number of small and medium-venue concerts hosted in current and target markets, (ii) market share gains in current markets attributable to consolidation of position as leading producer of EDM concerts and increased efforts to produce non-EDM concerts, and (iii) capture of market share in new markets resulting from tour bulk purchasing and acquisition of local promoters.(1)
»	Revenue targets reflect (i) target events produced, and (ii) historic production rates for targeted events produced.(2)
▪	Concert production and promotion expenses estimated at 70% of concert revenues.
»	Concert production and promotion expenses include venue rental, talent costs, marketing and promotional costs, staffing and other expenses.(3)
»	Concert production and promotion expenses during 2011 totaled $461,615 or 104% of concert revenues; improved margins are expected to be derived from economies of scale.(3)

Long-Term Vision – “Connecting the Dots…”

Venue Operation Targets

▪	NightCulture has developed a tentative schedule for the acquisition and operation of music venues as follows:
2012	2013	2014
Houston, TX	Austin, TX	Dallas, TX
»	Venues are expected to be held and operated under long-term leases.
»	The Houston venue is identified, being a music venue currently operated by an affiliate with a capacity of 2078.
»	In Austin, NightCulture expects to seek an existing music venue or establish a new venue with capacity between 1,000 and 3,600.
»	In Dallas, NightCulture expects to seek an existing music venue or establish a new venue with a capacity between 1,000 and 2,000.
▪	Target revenue potential and projected operating expenses of operated venues through 2015 are as follows:
	2012 (est)	2013 (est)	2014 (est)	2015 (est)
Gross revenues	$1,143,186	$2,393,302	$4,080,957	$5,480,604
Operating expenses	$933,983	$1,615,479	$2,754,646	$3,713,471
»	Venue revenues are expected to consist principally of venue rentals and, to a lesser extent, merchandising revenue.(4)
»	Venue revenue and operating expenses are estimated based on historic revenues and expenses of the Houston venue adjusted to reflect target events expected to be hosted at each venue and maximum target venue capacity.(4)

Long-Term Vision – “Connecting the Dots…”

Festival Operation Targets

▪	NightCulture has developed a tentative schedule for the promotion and production of single and multi-day annual music festivals as follows:
»	Beginning 2013 – Odyssey Festival – 2-day cross-generational music festival location TBD.
»	Multi-stage event featuring a range of artists, from developmental to established world class performers, in multiple genres/eras from 1970s classic rock to modern.
»	Daily capacity expected to range from 35,000 to 40,000.
»	Beginning 2014 – Single Day Festivals – single-day cross-generational music festival planned in either Austin, TX or Dallas, TX with a smaller secondary single-day festival planned to launch in the other city in 2015.
»	Modeled after Odyssey Festival but featuring a smaller artist lineup.
»	Daily capacity targeted at 10,000 for principal single-day event and 4,000 for secondary event.
»	City and site selection as well as format of single-day music festivals is being researched and remains subject to change.
▪	Target revenue potential and projected operating expenses of festivals through 2015 are as follows:
	2012 (est)	2013 (est)	2014 (est)	2015 (est)
Gross revenues	$0	$10,004,100	$11,954,715	$13,860,422
Operating expenses	$0	$5,697,606	$6,957,687	$8,091,340
»	Principal revenues from (i) event ticketing at projected ticket price of $100 per day for Odyssey Festival and $45 for single day festivals; and (ii) additional revenues projected from merchandising, concessions, sponsorships, etc (additional revenues projected at approximately 19.5% of ticket revenues for Odyssey Festival and 61% for single day festivals).(5)
»	Event production and promotion costs (including talent, staffing, marketing, festival and stage production) estimated at 47% of gross revenues for Odyssey Festival and 60% for single-day festivals. (5)

Financing Plans

▪	Execution of growth roadmap is anticipated to require approximately $3-$4 million of financing to support planned initiatives through 2015.
»	$2-$3 million is expected to be used to fund acquisitions of revenue producing venues and local promotion/production operators to accelerate entry into, expansion of, markets.
»	$1 million is expected to be used to support working capital requirements, including up-front cost of growth in event promotion/production, costs of entering new geographic markets (other than via acquisitions) and overhead costs to support planned growth.
»	Financing is expected to be sought from a combination of direct capital investment in NightCulture and indirect investment through financing arrangements relating to specific events with funding sources participating in profits derived from those events.
»	Direct invested is expected to take the form of sales of equity and/or debt securities (including possible advances under an existing $1 million equity line of credit).
»	Indirect investments are expected to take the form of funding for individual events or festivals in which funding sources receive a negotiated share of ticket sales or event profits.

Basis of Presentation

NightCulture is presenting targets in its growth roadmap to provide information regarding its plans relative to future operations.

Targets reflected in the growth roadmap reflect NightCulture’s best estimate of the company’s potential growth, as used by management, and is based on the assumed availability of financing to execute under the roadmap. There is no guarantee that NightCulture will be able to meet the targets in its growth roadmap. See “Risk Factors” below.

The roadmap reflects the following assumptions:

(1)	Event production growth in existing markets ranging from 20% to 200% in 2012 as compared to 2011 and growing at declining rates thereafter ranging from 15% to 100% annually through 2015 with most established market (Houston) growing at slower rates and least established market (Oklahoma City) growing at fastest rates. Event production growth in new markets reflects limited entry into new markets in 2012 (4 to 12 events per market) and more rapid entry into new markets beginning in 2013 (4 to 16 events per market beginning in 2013) and growing between 20% and 200% annually thereafter based on market penetration and bulk tour purchasing.
(2)	Event revenues reflect historical average event production fees ranging from $5,000 to $150,000 per event based on markets, acts and projected event capacity and attendance.
(3)	Concert production and promotion expenses reflect a weighted average between 55% to 85% of gross revenue.
(4)	Venue revenues reflect prevailing rental rates and certain other revenue sources based on projected events hosted in the Houston venue and targeted venues in Austin and Dallas.
(5)	Festival revenue and expense estimates based on industry publications.

Risk Factors

Execution of NightCulture’s growth roadmap and achievement of the targets relative to new geographic markets penetrated, number of events produced, revenues generated per event, expenses per event, venues acquired, venue revenues, venue operating expenses, festivals produced, festival ticket pricing and revenues generated, festival production and promotion costs and the timing of realization of each of the foregoing and the capital required to execute the growth roadmap are subject to substantial risks.

NightCulture does not presently have the necessary capital to execute on its growth roadmap and has no commitments to provide any or all such financing that may be necessary to execute on the same. If NightCulture is unable to secure additional financing it will likely be unable to carry out most of the initiatives in its growth roadmap and will likely fall short of some, or all, of the targets described in the roadmap. Moreover, it is possible that the financing required to execute on the roadmap may exceed the amounts currently projected by NightCulture in which case NightCulture may secure the financing presently contemplated to be required to execute on the roadmap and may still be unable to achieve all of the targets reflected in the roadmap.

Even if NightCulture is successful in securing all of the financing necessary to executive its growth roadmap it is possible that NightCulture will not be successful in achieving one or more of its targets. Factors such as competition, changes in the music industry or consumer spending habits and acceptance of NightCulture’s events by music consumers and acceptance of NightCulture as a suitable producer by artists and agents may result in production of less events than is targeted and realization of lower concert revenues than expected. Further, operating costs associated with concerts, venue operations and music festivals are subject to fluctuation depending on numerous factors beyond the control of NightCulture.

If any of the above events should occur, NightCulture’s operations could be materially adversely affected, resulting in reduced event production activity, revenue realization below targets, lower profitability and possible operating losses.